Exhibit 10.11

ASSIGNMENT AND AMENDING AGREEMENT

THIS AGREEMENT (the “Agreement”) is made effective as of January 1, 2020

AMONG:

SIYATA MOBILE INC., a company existing under the laws of the Province of British Columbia and having an office at Suite A-414, 1001 Lenoir Street, Montreal, Quebec, H4C 2Z6

(“Siyata”)

AND:

BSD CAPITAL LTD., a company existing under the laws of the State of Israel and having a principal place of business at 4a Nachshon Street, Raanana, Israel

(“BSD”)

AND:

BASAD PARTNERS LTD., a company existing under the laws of the State of Israel and having a principal place of business at 4a Nachshon Street, Raanana, Israel

(“Basad”)

AND:

MARC SEELENFREUND, a businessman, domiciled and residing at 4a Nachshon Street, Raanana, Israel

(“Marc Seelenfreund”)

(collectively, the “Parties”, and each a “Party”)

WHEREAS:

A.	Siyata and BSD entered into a loan agreement dated April 1, 2019 (the “Loan Agreement”) and a promissory note dated April 1, 2019 (the “Promissory Note”);

B.	Siyata, BSD and Marc Seelenfreund entered into a consulting agreement dated July 1, 2018 (the “Consulting Agreement”);

C.	Siyata, BSD, Marc Seelenfreund and Basad entered in an assignment agreement dated July 1, 2019 (the “Assignment Agreement”) pursuant to which BSD assigned all of its rights, title and interest in and to the Consulting Agreement, together will all benefits and advantages to be derived therefrom and all obligations and liabilities arising therefrom, to Basad;

D	BSD wishes to assign all of its right, title and interest in and to the Loan Agreement to Basad, and Basad wishes to accept such assignment;

E.	BSD wishes to assign all of its right, title and interest in and to the Promissory Note to Basad, and Basad wishes to accept such assignment; and

F.	Siyata and Basad wish to amend certain terms of the Loan Agreement and the Promissory Note.

NOW THEREFORE in consideration of the premises, covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each Party), the Parties agree and confirm as follows:

1.	BSD agrees to assign to Basad, effective as of January 1, 2020, all of BSD’s right, title and interest in and to the Loan Agreement, together with all benefits and advantages to be derived therefrom and all obligations and liabilities arising therefrom, and each of Siyata and Basad accepts such assignment.

2.	BSD agrees to assign to Basad, effective as of January 1, 2020, all of BSD’s right, title and interest in and to the Promissory Note, together with all benefits and advantages to be derived therefrom and all obligations and liabilities arising therefrom, and each of Siyata and Basad accepts such assignment.

3.	Siyata and Basad agree that Section 5 of the Loan Agreement shall be amended to reflect an interest rate of 12.5% per annum, compounded and payable quarterly, effective as of January 1, 2020;

4.	Siyata and Basad agree that the Section entitled “Interest” of the Promissory Note shall be amended to reflect an interest rate of 12.5% per annum, compounded and payable quarterly, effective as of January 1, 2020;

5.	Siyata, Basad and Marc Seelenfreund agree that the Loan Agreement shall be amended to include that in the event that any payments are due to Basad upon termination of the Consulting Agreement, Siyata shall be authorized to offset such amounts against any amounts owing by Basad to Siyata under the Loan Agreement;

6.	Except as expressly amended and modified hereby, the Loan Agreement and Promissory Note shall be unmodified and shall continue to be in full force and effect in accordance with its terms (as amended hereby) and all provisions of the Loan Agreement and Promissory Note, as amended and modified hereby, are confirmed;

7.	This Agreement shall enure to the benefit of and shall be binding upon each of the Parties hereto and each of their respective successors and permitted assigns;

8.	The Agreement shall be interpreted, construed, and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of British Columbia; and

9.	This Agreement may be executed and delivered in any number of counterparts, including by electronic transmission, all of which taken together will be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF the undersigned Parties have executed and delivered this Agreement effective as of the date first written above.

SIYATA MOBILE INC.		BSD CAPITAL LTD.

Per:		Per:
Name:	GERRY BERNSTEIN	Name:	MARC SEELENFREUND
Title:	CFO	Title:	PRESIDENT

BASAD PARTNERS LTD		MARC SEELENFREUND

Per:		Per:
Name:	KEREN SEELENFREUND
Title:	PRESDIENT